Exhibit 4.10

BofA FINANCE LLC

Warrants, Series B

Fully and Unconditionally Guaranteed by Bank of America Corporation

MASTER GLOBAL WARRANT CERTIFICATE

This Master Global Warrant Certificate (this “Certificate”), as such term is defined in the Warrant Agreement, dated as of October   , 2025, entered into by and among BofA Finance LLC, as issuer (the “Company”), Bank of America Corporation, as guarantor (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as warrant agent (the “Warrant Agent”) (as may be amended, restated and/or supplemented from time to time, the “Warrant Agreement”), is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (“DTC” or the “Depository”). This Certificate is not exchangeable for Definitive Warrant Certificates (as defined in the Warrant Agreement) registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Warrant Agreement, and no transfer of this Certificate (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Warrant Agreement.

Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or in such other name as requested by an authorized representative of the Depository (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

NEITHER THIS CERTIFICATE NOR ANY WARRANT OBLIGATIONS (AS DEFINED HEREIN) REPRESENTED HEREBY IS A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

THIS CERTIFICATE AND THE WARRANT OBLIGATIONS REPRESENTED HEREBY ARE UNSECURED CONTRACTUAL OBLIGATIONS OF BofA FINANCE LLC. THE PAYMENTS DUE ON THIS CERTIFICATE AND THE WARRANT OBLIGATIONS REPRESENTED HEREBY ARE FULLY AND UNCONDITIONALLY GUARANTEED BY THE GUARANTOR AS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT.

This Certificate represents one or more series of Warrants (as such term “Warrants” is defined in the Warrant Agreement) which may be issued by the Company from time to time in one or more offerings up to the maximum amount duly authorized from time to time under the Company’s securities issuance program referred to as Warrants, Series B by the Company’s board of managers (the “Board of Managers”), or an officer of the Company authorized by the Board of Managers (each series of such Warrants, a “Warrant Obligation”). The terms and provisions of each Warrant Obligation are and will be reflected in this Certificate and in (i) the applicable “pricing supplement” related to such Warrant Obligation identified by CUSIP number and title of Warrant Obligation on Schedule 1 hereto and/or, as applicable, the applicable records of the Warrant Agent (including the Warrant Register) (with respect to such Warrant Obligation, the “Applicable Pricing Supplement”) and (ii) the applicable terms and provisions set forth in (a) the section entitled “Description of Warrants of BofA Finance LLC” contained in the Company’s Prospectus dated    , 2025, as it may be supplemented, amended, superseded or replaced by another prospectus as of the date of the Applicable Pricing Supplement (the “Prospectus”) (b) the section entitled “Description of the Warrants” contained in Company’s Prospectus Supplement relating to its warrants, Series B dated , 2025, as it may be supplemented, amended, superseded or replaced by another prospectus supplement as of the date of the Applicable Pricing Supplement (the “Prospectus Supplement”) and (c) and any similarly entitled section of any other prospectus supplement, including any product supplement, referred to in such Applicable Pricing Supplement (each such supplement, an “Additional Incorporated Supplement”) (the applicable terms and provisions of an applicable Warrant Obligation described in (i) – (ii), with respect to such Warrant Obligation, the “Incorporated Terms and Provisions”). With respect to each Warrant Obligation, the applicable Incorporated Terms and Provisions are hereby incorporated by reference herein and are deemed to be a part of this Certificate and are binding upon the parties hereto as though fully set forth herein as of the applicable issue date, original issue date or other date for original issuance of such Warrant Obligation as specified on Schedule 1 hereto and in the Applicable Pricing Supplement (such date, the “Original Issue Date”); provided, however, for the avoidance of doubt, no hypothetical examples, risk factors, historical information, descriptions of Underlying Market Measures (as defined in the Warrant Agreement) or other information not considered to be terms or provisions of such Warrant Obligation provided or incorporated by reference in the Incorporated Terms and Provisions shall be used to determine the terms of this Certificate or such Warrant Obligation. Each reference to “this Certificate” includes and shall be deemed to refer to each Warrant Obligation. For certain Warrant Obligations, the supplement in which the specific terms and provisions are described may be referred to as a “term sheet” rather than a “pricing supplement”. As used herein, with respect to any such Warrant Obligation, the term “pricing supplement” also refers to any such “term sheet.” The Applicable Pricing Supplement with respect to each Warrant Obligation is on file with and identified in the records of the Warrant Agent.

Any payments due on each Warrant Obligation evidenced by this Certificate are fully and unconditionally guaranteed by Bank of America Corporation as more fully set forth in the Warrant Agreement.

With respect to each Warrant Obligation, every term and provision of this Certificate is subject to modification, amendment or elimination through the incorporation by reference of the applicable Incorporated Terms and Provisions, whether or not the phrase “unless otherwise provided in the Incorporated Terms and Provisions” or language of similar import precedes the term of this Certificate so modified, amended or eliminated. With respect to each Warrant Obligation, it is the intent of the parties hereto that, in the case of any conflict, inconsistency or difference between the terms and provisions of such Warrant Obligation as set forth herein and as set forth in the applicable Incorporated Terms and Provisions, the terms and provisions in the Incorporated Terms and Provisions shall control over and shall modify the terms and provisions herein to the extent of such conflict, inconsistency or difference. In the event any Incorporated Terms and Provisions set forth in the Applicable Pricing Supplement relating to a Warrant Obligation modify, differ from or conflict or are inconsistent with terms and provisions in the Prospectus, Prospectus Supplement or any Additional Incorporated Supplement, the terms and provisions in the Applicable Pricing Supplement will govern and control to the extent of such conflict, inconsistency or difference. In addition, in the event any Incorporated Terms and Provisions set forth in an Additional Incorporated Supplement relating to a Warrant Obligation modify, differ from or conflict or are inconsistent with the terms and provisions in the Prospectus or Prospectus Supplement, the terms and provisions in such Additional Incorporated Supplement will govern and control to the extent of such conflict, inconsistency or difference, as provided therein, unless otherwise provided in the Applicable Pricing Supplement relating to such Warrant Obligation. Without limiting the foregoing, in the case of each Warrant Obligation, holders of beneficial interests in this Certificate are directed to the applicable Incorporated Terms and Provisions for a description of terms and provisions of such Warrant Obligation.

This Certificate certifies that, with respect to each Warrant Obligation represented hereby, CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, is the holder of the number of applicable Warrants set forth on Schedule 1 hereto and/or, as applicable, the applicable records of the Warrant Agent (including the Warrant Register), as adjusted in accordance with Schedule 1 hereto and/or, as applicable, such other records of the Warrant Agent, to reflect any repurchases and cancellations in accordance with the Warrant Agreement. Upon valid exercise (or automatic exercise, if applicable) of the Warrants comprising a Warrant Obligation in accordance with the terms and provisions thereof set forth in the applicable Incorporated Terms and Provisions, each Warrant entitles the holder of this Certificate to receive from the Issuer the amount, if any, payable in cash, determined or calculated as set forth in such Incorporated Terms and Provisions, on the date set forth in such Incorporated Terms and Provisions and subject to the terms and provisions specified herein and in the Incorporated Terms and Provisions.

Any amounts payable on a Warrant Obligation following exercise of the applicable Warrants, in each case in accordance with the terms and provisions thereof, will be paid to the person in whose name this Certificate is registered at the time of payment by the applicable Paying Agent (as defined in the Warrant Agreement) in respect of such Warrant Obligation. Payments of amounts payable, if any, on any Warrant Obligation shall be made in U.S. dollars by wire transfer to the registered holder of this Certificate, without necessity of presentation or surrender of this Certificate for exercise, to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments. Neither the holder of this Certificate nor any Warrantholder shall be entitled under the terms of this Certificate or any Warrant Obligation to receive, in payment hereof or thereof, any property other than cash. Following the applicable date on which either (1) all amounts (if any) due and payable on any applicable Warrant Obligation have been duly paid in accordance with the terms and provisions thereof, this Certificate and the Warrant Agreement or (2) the Warrants comprising such Warrant Obligation have expired with no payments coming due, the Warrant Agent, in its capacity as Warrant Registrar, shall promptly note the cancellation of such Warrants by notation on Schedule 1 hereto and/or, as applicable, the applicable records of the Warrant Agent (including the Warrant Register). Neither this Certificate nor any Warrant Obligation represented hereby shall entitle the holder hereof or any Warrantholder of any such Warrant Obligation to any of the rights of a holder or beneficial owner of any Underlying Market Measure(s) by reference to which amounts that may become due and payable on such Warrant Obligation are to be calculated or determined, including, without limitation, the right to receive the payment of any dividends or distributions on such Underlying Market Measure(s) or to vote or to enforce any rights under any documents governing such Underlying Market Measure(s).

The Company will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further terms and provisions of this Certificate set forth on the reverse hereof and the applicable terms and provisions set forth in the applicable Incorporated Terms and Provisions with respect to each Warrant Obligation, which terms and provisions shall have the same effect as though fully set forth herein. References herein to “this Certificate,” “hereof,” “herein” and comparable terms shall mean this Certificate and, with respect to each Warrant Obligation, shall include the applicable terms and provisions set forth in the applicable Incorporated Terms and Provisions.

Unless this Certificate has been countersigned by the Warrant Agent by manual or electronic signature of an authorized signatory, this Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, BofA Finance LLC has caused this instrument to be duly executed on its behalf, by manual, facsimile or electronic signature.

Dated: ___________, 2025	BofA FINANCE LLC

By:
Name:
Title:

Countersigned as of the date above written:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Warrant Agent

By:
Authorized Signatory

[Reverse of Master Global Warrant Certificate]

BofA FINANCE LLC

Warrants, Series B

Fully and Unconditionally Guaranteed by Bank of America Corporation

MASTER GLOBAL WARRANT CERTIFICATE

SECTION 1. General. This Certificate represents one or more duly authorized Warrant Obligations of the Company to be issued under the Warrant Agreement as part of the Warrants designated as Warrants, Series B. The Warrant Obligations are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the registered holder of this Certificate consents, by acceptance of this Certificate by the Depository, on its own behalf and on behalf of the beneficial owners of Warrants and the entities (if any) through which such beneficial owners hold their beneficial interests in the Warrants, and which Warrant Agreement is hereby incorporated by reference in and made a part of this Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrants are unsecured contractual obligations of the Company and rank equally with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.

Each Warrant Obligation may have different issue dates, expiration dates and payment terms and vary in such other ways as provided in the applicable Incorporated Terms and Provisions and the Warrant Agreement.

The Company has initially appointed the Warrant Agent to act as the Paying Agent, Warrant Registrar and transfer agent for the Warrant Obligations. The Company may appoint a successor or different Warrant Agent for a Warrant Obligation pursuant to the terms and provisions of the Warrant Agreement (in which case such successor or different Warrant Agent shall act as Paying Agent (unless the Company has elected to act as Paying Agent for such Warrant Obligation), Warrant Registrar and transfer agent with respect to such Warrant Obligation). Requests in respect of payments with respect to a Warrant Obligation under this Certificate may be served at the corporate trust office or agency of the Warrant Agent, currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, or such other locations as may be specified by the Warrant Agent or the applicable Paying Agent, as the case may be, and notified to the Company and the registered holder of this Certificate.

The Warrant Agent, shall make appropriate entries or notations on Schedule 1 hereto and/or, as applicable, its other applicable records (including the Warrant Register) to identify and reflect the issuance of any Warrant Obligation represented by this Certificate and shall enter and maintain additional information with respect to such Warrant Obligation as indicated on Schedule 1 hereto and, as applicable, in its applicable records, all in accordance with the Warrant Agreement and the instructions of the Company.

SECTION 2. Duration and Exercise; Amounts Payable. All terms and provisions with respect to duration and exercise of each Warrant Obligation shall be set forth in the applicable Incorporated Terms and Provisions with respect thereto. All determinations and calculations of and with respect to amounts payable, if any, in respect of each Warrant Obligation shall be made in accordance with the applicable Incorporated Terms and Provisions.

SECTION 3. Amendments. The Warrant Agreement and the terms and provisions of the Warrant Obligations are subject to amendment, as provided in the Warrant Agreement.

SECTION 4. Warrantholder May Enforce Rights. Notwithstanding any of the provisions of the Warrant Agreement or this Certificate, any Warrantholder may, without the consent of the Warrant Agent, the Depository, any participant of the Depository, or any other Warrantholder, or, if applicable, the common depositary for Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System and Clearstream Banking, société anonyme, Luxembourg, or its successor, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company and/or the Guarantor suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants comprising a Warrant Obligation as provided in the Warrant Agreement, this Certificate and the applicable Incorporated Terms and Provisions in respect of such Warrant Obligation.

SECTION 5. Successor to Company. The terms and provisions of the Warrant Agreement set forth in Section 4.03 thereof shall govern the Company’s ability to consolidate or merge with or into any other Person (as defined in the Warrant Agreement) or sell, convey or transfer all or substantially all of its assets to any other Person and the effect of any such consolidation, merger, sale, conveyance or transfer.

SECTION 6. Registration of Transfer. As provided in the Warrant Agreement and subject to certain limitations as therein set forth, the transfer of this Certificate is registrable in the Warrant Register upon surrender of this Certificate for registration of transfer at the Warrant Agent’s Window, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Warrant Certificates will be issued to the designated transferee or transferees.

Unless otherwise specified in the Incorporated Terms and Provisions, this Certificate may be exchanged in whole, but not in part, and Warrant Obligations may be exchanged in whole, for Definitive Warrant Certificates only under the circumstances described in the Warrant Agreement.

In addition, this certificate is a Master Global Warrant Certificate and may be exchanged at any time, solely upon the request of the Company to the Warrant Agent, for one or more Global Warrant Certificates, each of which may or may not be a Master Global Warrant Certificate, as requested by the Company. Each such replacement Global Warrant Certificate that is a Master Global Warrant Certificate shall reflect such of the Warrant Obligations as the Company shall request. Each such replacement Global Warrant Certificate that is not a Master Global Warrant Certificate shall represent one (and only one) Warrant Obligation as requested by the Company and in the same aggregate number of Warrants of such Warrant Obligations outstanding at such time, and such Global Warrant Certificate shall be appropriately modified so as to reflect the terms and provisions of such Warrant Obligation.

Definitive Warrant Certificates may be presented for exchange or registration of transfer at the Warrant Agent’s Window in accordance with the terms and provisions of the Warrant Agreement.

Prior to due presentment of this Certificate for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 7. No Acceleration of Warrant Obligations. Unless otherwise provided in the applicable Incorporated Terms and Provisions, the Warrant Obligations will not provide for any events of default. Acceleration of the Warrant Obligations will not be permitted for any reason, including upon the occurrence of any event of bankruptcy or insolvency or resolution proceedings relating to the Company or the Guarantor.

SECTION 8. Mutilated, Defaced, Destroyed, Lost or Stolen Warrant Certificates. In case this Certificate or any Definitive Warrant Certificates in exchange for beneficial interests in this Certificate in accordance with the Warrant Agreement shall at any time become mutilated, defaced, destroyed, new Warrant Certificates may be issued in accordance with the terms and provisions of the Warrant Agreement.

SECTION 16. Defined Terms. All terms used in this Certificate which are defined in the Warrant Agreement or the Incorporated Terms and Provisions and are not otherwise defined in this Certificate shall have the meanings assigned to them in the Certificate or the Incorporated Terms and Provisions, as applicable.

SECTION 17. GOVERNING LAW. THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

In the event the Company or the Guarantor becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together, the “U.S. Special Resolution Regimes”), the transfer of this Certificate, the Warrant Obligations, the Warrant Agreement and the related Guarantee (together, the “Relevant Agreements”), and any interest and obligation in or under the Relevant Agreements, from the Company or the Guarantor, respectively, will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Relevant Agreements, and any interest and obligation in or under the Relevant Agreements, were governed by the laws of the United States or a state of the United States. In the event the Company or the Guarantor, or any of their affiliates (as such term is defined in, and interpreted in accordance with, 12 U.S.C. 1841(k)), becomes subject to a proceeding under U.S. Special Resolution Regime, default rights against the Company or the Guarantor with respect to the Relevant Agreements are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States. For purposes of this paragraph “default right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.1, as applicable.

FORM OF TRANSFER

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	__	as tenants in common
TEN ENT	__	as tenants by the entireties
JT TEN	__	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Master Global Warrant Certificate of BofA FINANCE LLC and all rights thereunder and does hereby irrevocably constitute and appoint
Attorney

to transfer the said Master Global Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Master Global Warrant Certificate

Schedule 1

CUSIP Number and Title of Warrant Obligation	Number of Warrants Comprising the Warrant Obligation	Original Issue Date	Decrease in Number of Warrants	Transfer/ Exchange into Other Global Warrant Certificate or Definitive Warrant Certificate	Date of Transfer/ Exchange into Other Global Warrant Certificate or Definitive Warrant Certificate	Warrant Agent Notation